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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): March 1, 2007

                        SUPERCONDUCTOR TECHNOLOGIES INC.
               (Exact Name of Registrant as Specified in Charter)

         Delaware                     0-21074                   77-0158076
(State or Other Jurisdiction        (Commission                (IRS Employer
     of Incorporation)              File Number)             Identification No.)

          460 Ward Drive, Santa Barbara, CA                       93111
      (Address of Principal Executive Offices)                  (Zip Code)

       Registrant's telephone number, including area code: (805) 690-4500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 1, 2007, we amended our change in control agreement with Adam Shelton, our Vice President, Product Management and Marketing, to comply with the deferred compensation rules contained in Section 409A of the Internal Revenue Code ("IRC") and related treasury regulations. In substance, the amendment provides that (a) if Mr. Shelton is a "specified employee" as defined in IRC
Section 409A at the time of termination in the event of a change in control, all severance payments due under the agreement will be paid, and all insurance coverage due will commence, on the 183rd day after the date of Mr. Shelton's termination; and (b) the agreement will be otherwise interpreted in accordance with IRC Section 409A and related treasury regulations.

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                                   SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Superconductor Technologies Inc.


Date: March 7, 2007                            By: /s/ William J. Buchanan
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                                                   William J. Buchanan,
                                                   Controller

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